As Filed with the Securities and Exchange Commission on August 2, 2002

                                                      Registration No. 333-76982

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           IGAMES ENTERTAINMENT, INC.
                           --------------------------
                 (Name of small business issuer in its charter)


         Nevada                            7371                  8-0501468
         ------                            ----                  ---------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


             301 Yamato Road, Suite 3131, Boca Raton, Florida 33431
             ------------------------------------------------------
          (Address and telephone number of principal executive offices)


             301 Yamato Road, Suite 3131, Boca Raton, Florida 33431
             ------------------------------------------------------
(Address of principal place of business or intended principal place of business)


                                  Jeremy Stein
                           IGAMES ENTERTAINMENT, INC.
                           301 Yamato Road, Suite 3131
                              Boca Raton, FL 33431
                                 (561) 995-0075
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                               James M. Schneider
                               Adorno & Yoss, P.A.
                           350 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200
                   ___________________________________________

       Igames Entertainment, Inc. (the "Company") hereby amends its Registration Statement on Form SB-2 by filing this Post-Effective Amendment No. 1.

                          DE-REGISTRATION OF SECURITIES

       Pursuant to the Company's Registration Statement, which became effective with the Securities and Exchange Commission on April 4, 2002, 6,550,038 shares of Common Stock, par value $.001 per share were registered under the Securities Act of 1933. The Company is filing this Registration Statement to de-register an aggregate of 1,035,038 shares of Common Stock.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Amendment No. 1 to Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this 1st day of August, 2002.

                                   IGAMES ENTERTAINMENT, INC.

                                   By: /s/ Jeremy Stein
                                       ----------------
                                       Jeremy Stein
                                       President and Chief Executive
                                       Officer

       In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form SB-2 has been signed by the following person in the capacities and on the date indicated.

Signatures                         Title                               Date
----------                         -----                               ----

/s/ Jeremy Stein             Chief Executive Officer
----------------             and President (principal
Jeremy Stein                 executive officer)                   August 1, 2002



/s/ Michele Friedman         Chairman of the Board
--------------------         and Vice President
Michele Friedman                                                  August 1, 2002



/s/ Adam C. Wasserman        Chief Financial Officer
---------------------        (principal financial and
Adam C. Wasserman            accounting officer)                  August 1, 2002



/s/ James W. Williams, Jr.   Chief Operating Officer
--------------------------   and Director
James W. Williams, Jr.                                            August 1, 2002



/s/ Eric Rand                Director
-------------
Eric Rand                                                         August 1, 2002

                                       3